UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/11/2012

Teavana Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35248

Delaware	20-1946316
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3630 Peachtree Road NE, Suite 1480 Atlanta, GA 30326
(Address of principal executive offices, including zip code)

(404) 995-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Teavana Holdings, Inc. (the “Company”) on June 15, 2012 to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed.

On June 11, 2012, Teavana Canada, Inc., a subsidiary of the Company, completed its acquisition of substantially all of the assets of Teaopia Limited, which operated 46 retail store locations in Canada that sell tea and tea-related merchandise (the “Transaction”).

The Transaction was completed pursuant to the terms of the previously disclosed Asset Purchase Agreement, dated as of April 15, 2012, by and among Teavana Corporation, Teavana Canada, Inc., Teaopia Limited and the principals listed thereon (the “Asset Purchase Agreement”).

This summary is qualified in its entirety by reference to the terms of the Asset Purchase Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 16, 2012.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Teaopia Limited as of and for the year ended May 27, 2012 are filed hereto as Exhibit 99.1.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information as of and for the thirteen weeks ended April 29, 2012 and for the year ended January 29, 2012 are filed hereto as Exhibit 99.2.

(c) Not applicable.

(d) Exhibits

23.1 Consent of Grant Thornton LLP

99.1 Audited consolidated financial statements of Teaopia Limited as of and for the year ended May 27, 2012

99.2 Unaudited pro forma condensed combined financial information as of and for the thirteen weeks ended April 29, 2012 and for the year ended January 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: August 24, 2012	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President & General Counsel

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP

99.1	Audited consolidated financial statements of Teaopia Limited as of and for the year ended May 27, 2012

99.2	Unaudited pro forma condensed combined financial information as of and for the thirteen weeks ended April 29, 2012 and for the year ended January 29, 2012